UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2010

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets

On August 4, 2010, Baltic Trading Limited (the “Company”) completed the acquisition of the Baltic Wind, a 35,000 dwt Handysize vessel.  The Company had agreed to buy the vessel under the terms of agreements that the Company entered into with affiliates of Metrostar Management Corporation to acquire a total of three Handysize vessels as disclosed in the Company’s Current Report on Form 8-K filed on June 9, 2010.  The Baltic Wind is the first vessel to be delivered to the Company under such agreements.  The Company paid a total purchase price of approximately $33.25 million for the Baltic Wind, which the Company financed with the proceeds of its initial public offering and a $75 million capital contribution from Genco Investments LLC as well as borrowings under its $100 million revolving credit facility.

A copy of the Company’s press release announcing the delivery of this vessel to the Company is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated August 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE:  August 4, 2010

/s/ John C. Wobensmith John C. Wobensmith
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 4, 2010.